CT Holdings, Inc. Announces Change of Symbol to Reflect Name Change

SAN DIEGO, Sept. 3, /PRNewswire/ -- CT HOLDINGS, INC. (Pink Sheets: CTHS), formerly CGEG

CT Holdings today announced that OTC Corporate Actions has issued a new symbol for the Company reflecting the Company’s name change to “CT Holdings, Inc.” from College Tonight, Inc. The Company’s common stock will now trade under the symbol “CTHS” effective at the open of business on September 3, 2009.

Note: This news release contains "forward-looking statements" within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding the Company's current and intended operations and restructuring plans . These plans and statements are based on management's estimates and assumptions with respect to future events and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, visit www.CollegeTonightInc.com

CONTACT: Valerie Vekkos, CT Holdings, Inc., +1-619-922-4000, ctholdingsinc@gmail.com